UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 11, 2004


                               DENDO GLOBAL CORP.


             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   000-27867
                            (Commission File Number)

                                   87-0533626
                       (IRS Employer Identification No.)

                        3311 N. Kennicott Ave., Suite A
                          Arlington Heights, IL 60004
               (Address of principal executive offices)(Zip Code)

                                 (847) 870-2601
               Registrant's telephone number, including area code



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2004, Dendo Global Corp., a Nevada corporation (the "Company") entered into a Statement of Work ("SOW") with International Business Machines Corporation ("IBM") for the Phase 1 implementation of the Company's secure wireless communications product line in connection with Cook County's mobile wireless video and data network project. The SOW serves as the Company's official notice and authorization to begin implementation of and billing for the project.

Pursuant to the terms of the SOW, the Company will be providing hardware and software and maintenance services under Phase 1. The Company will receive payments of $2,941,544 in connection with providing hardware and software requested pursuant to the SOW. Maintenance services to be provided through the SOW run through December 31, 2009.

In phase one of the project 15 radio towers and 32 municipal and county buildings will be configured as wireless hotspots. The Company's multi-network capable communications modules will be used to transmit video and data to police, fire, and emergency services vehicles. This live streaming video will help first responders orchestrate a coordinated response to emergencies.

The secure encrypted wireless network will provide first responders in remote locations with the information already shared on the county's wired network. Police, fire and emergency services personnel will have real-time access to law enforcement databases, GIS information, hazmat information, and other data on the Cook County network.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DENDO GLOBAL CORP.
                                             (Registrant)

                                          /s/ David M. Otto
                                          -------------------------------
                                          By: David M. Otto
                                          Its: Secretary

                                          Date: October 14, 2004


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